Exhibit 21

First Bancorp and Subsidiaries
List of Subsidiaries of Registrant

Name of Subsidiary and Name under Which Subsidiary Transacts Business	State of Incorporation	Address of Subsidiary	I.R.S. Employer Identification Number
First Bank (1)	North Carolina	341 North Main Street Troy, North Carolina 27371-0508	56-0132230

First Bancorp Capital Trust II	Delaware	341 North Main Street Troy, North Carolina 27371-0508	83-6059905

First Bancorp Capital Trust III	Delaware	341 North Main Street Troy, North Carolina 27371-0508	83-6059906

First Bancorp Capital Trust IV	Delaware	341 North Main Street Troy, North Carolina 27371-0508	65-6465193

  (1) First Bank has two wholly owned subsidiaries –

First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina  27371-0508 (I.R.S. Employer Identification Number 56-1659931).

First Troy SPE, LLC, a North Carolina corporation located at 341 North Main Street, Troy, North Carolina  27371-0508 (I.R.S. Employer Identification Number 56-0132230).